                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549

                               SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                               PORTLAND BREWING COMPANY
                   (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                               PORTLAND BREWING COMPANY
                                 2730 NW 31ST AVENUE
                               PORTLAND, OREGON  97210


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              --------------------------



    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Portland Brewing Company, an Oregon corporation (the "Company"), will be held on Saturday, June 21, 1997, at 3:00 p.m., local time, at the Company's offices, 2730 NW 31st Avenue, Portland, Oregon, 97210, for the following purposes:

    1. To elect six Directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified (Proposal No. 1);

    2. To ratify the appointment of Arthur Andersen LLP as independent accountants for the Company for the fiscal year ending December 31, 1997 (Proposal No. 2);

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on May 5, 1997 as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournments thereof. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


                                   By Order of the Board of Directors


                                   Glenmore James
                                   VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
                                   CHIEF OPERATING OFFICER, TREASURER AND
                                   SECRETARY


Portland, Oregon
May 12, 1997


YOUR VOTE IS IMPORTANT WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY, IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                               PORTLAND BREWING COMPANY

                                 PROXY STATEMENT FOR
                            ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD ON JUNE 21, 1997
                                   _______________

                                     INTRODUCTION


GENERAL

    This Proxy Statement and the accompanying 1996 Annual Report to
Shareholders is being furnished to the shareholders of Portland Brewing Company, as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the Company's Annual Meeting to be held on Saturday, June 21, 1997, at 3:00 p.m., local time, or at any adjournments thereof. At the Annual Meeting, shareholders will be asked to elect six members of the Board of Directors, ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent accountants for the Company for the fiscal year ending December 31, 1997, and transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card and the 1996 Annual Report to Shareholders is first being mailed to shareholders of the Company on or about May 12, 1997.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

    The Board of Directors has fixed the close of business on May 5, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were 2,074,943 shares of Common Stock outstanding. The presence, in person or by proxy of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

    If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE SIX NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1997. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

    Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Portland Brewing Company, 2730 NW 31st Avenue, Portland, Oregon 97210, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                                ELECTION OF DIRECTORS
                                   (PROPOSAL NO. 1)

NOMINEES FOR DIRECTOR

    In accordance with the Company's Bylaws, as amended, the Board of Directors shall consist of no less than five and no more than nine Directors, the specific number to be determined by resolution adopted by the Board of Directors. The Board of Directors has set the number of directors at six. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. In the event that any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a Director.

    In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

    Information with respect to the persons nominated by the Board of Directors to be elected as Directors is set forth below. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders and until a successor has been elected and qualified.


                   NAME OF NOMINEE                      AGE
                   ---------------                      ---

                   Charles A. (Tony) Adams               50
                   Edwin Hunt                            74
                   Robert M. MacTarnahan                 81
                   R. Scott MacTarnahan                  50
                   Simon C. Ostler                       50
                   Howard M. Wall, Jr.                   51


    CHARLES A. (TONY) ADAMS. Mr. Adams has been Chairman of the Board of Directors and President of the Company since February 1992. Mr. Adams has been a Director of the Company since October 1988. Mr. Adams is president of Electra Partners, Inc., a private investment holding company. Mr. Adams was active in the real estate business beginning in 1973, including owning and operating his own real estate company until 1983, when he became a sales associate at CB Commercial Real Estate Group, Inc., where he was employed until 1992. He holds a B.A. in Geology from the University of Virginia and has studied graduate level economics and business administration at the University of San Francisco, Portland State University and Stanford University.

    EDWIN HUNT. Mr. Hunt has been a Director since November 1993. Mr. Hunt is the Chairman of Huntair, Inc., a company which manufactures air moving and environmental systems for clean rooms. In September 1992, Mr. Hunt retired as president of Brod & McClung-Pace Co., a manufacturer of high quality heating and ventilating equipment as well as heat transfer equipment, where he had been employed for 46 years.

    ROBERT M. MACTARNAHAN. Mr. MacTarnahan has been a Director since July 1985. Mr. MacTarnahan has been a partner in Harmer Company and Black Lake Investments for more than five years. Mr. MacTarnahan has been the president of Honeyman Aluminum Products Company, a manufacturer of hand trucks for the beverage industry, for more than 10 years. He is also active in the promotion of the Company and the Company's MacTarnahan's Ale is named after him. (See "Certain Relationships And Related Transactions") Mr. R. Scott MacTarnahan is his son.

    R. SCOTT MACTARNAHAN. Mr. MacTarnahan has been a Director since July 1985. He has been vice president and general manager of Honeyman Aluminum Products Company and Harmer Company for more than 10 years. Mr. MacTarnahan received a B.S. in Business Administration from Portland State University in 1968. Mr. Robert M. MacTarnahan is his father.

    SIMON C. OSTLER. Mr. Ostler has been a Director since October 1988. He has been president of Systems Manufacturing Company, Inc., a manufacturer of industrial finishing systems for more than five years. Mr. Ostler received a C.O.P. from Greenmore College in England, in 1964.

    HOWARD M. WALL, JR. Mr. Wall has been a Director of the Company since October 1992. Since 1984 he has been the president and chief executive officer of Portco Corporation, a Vancouver, Washington manufacturer of paper and plastic flexible packaging for the produce, fish, and roofing industries. He has had a long association with the Northwest hop industry as Portco developed the world's only biodegradable paper hop string. Mr. Wall received a B.A. in English from the University of Oregon in 1973.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company held a total of six (6) meetings during 1996 and took action pursuant to one (1) unanimous consents. During 1996, each incumbent Director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees of the Board of Directors on which he served. The Board of Directors has an Audit Committee, an Executive Compensation Committee, a Nominating Committee, and an Administrative Committee of the 1992 Incentive Stock Option Plan. The Audit Committee met three (3) times during 1996, with all members present at each meeting. The Nominating Committee met one (1) time during 1996, with all members present at that meeting. None of the other committees met during 1996.

    The Audit Committee, which consists of Messrs. Hunt and Wall is responsible for overseeing actions taken by the Company's independent accountants and reviews the Company's internal financial controls. The Executive Committee, which consists of Messrs. R. Scott MacTarnahan, Wall and Ostler is responsible for determining the compensation of the officers of the Company. The Nominating Committee, which consists of Messrs. Adams, R. Scott MacTarnahan, Wall and Ostler is responsible for recommending to the Board of Directors a slate of nominees to be proposed for election at the Annual Meeting of Shareholders. The Company's Nominating Committee will consider recommendations from the Company's shareholders of nominees for the Board of Directors. Presently, the Nominating Committee has no formal procedures for the submission of such recommendations.

    See "Management - Director Compensation" for certain information regarding compensation of directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, the Company's Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                   (PROPOSAL NO. 2)

    The Board of Directors has selected Arthur Andersen LLP, independent accountants, to audit the financial statements of the Company for the year ending December 31, 1997, subject to ratification by the shareholders.

    Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen LLP to audit the books and accounts of the Company for the year ending December 31, 1997. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

    A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of his firm if such representative so desires, and will be available to respond to any appropriate questions of any shareholder. Arthur Andersen LLP was the Company's independent accountants for the year ended December 31, 1996.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. If a quorum is present the Company's Bylaws provide that ratification of this proposal will be approved if the votes cast by the shareholders entitled to vote favoring the ratification exceeds the votes cast opposing the ratification. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of the outcome of this proposal.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of March 31, 1997 as to (i) each person who is known by the Company to own beneficially 10% or more of the outstanding shares of the Company's Common Stock, (ii) each of the three most highly compensated officers and (iii) all Directors and officers as a group. Except as otherwise noted, the Company believes the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.


                                                  SHARES          PERCENT OF
          NAME OF BENEFICIAL OWNER OR          BENEFICIALLY         SHARES
          NUMBER OF PERSONS IN GROUP              OWNED(1)        OUTSTANDING
          ---------------------------          ------------       -----------

         Robert M. MacTarnahan (3)             296,043.75          13.9%
           4670 SW Pacific Avenue
           Beaverton, Oregon  97005

         R. Scott MacTarnahan (4)              273,783.75          12.9%
           4670 SW Pacific Avenue
           Beaverton, Oregon  97005

         Charles A. (Tony) Adams (2) (5)       282,228.75          13.1%

         Glenmore James (2) (6)                 19,500              *

         All Officers and Directors as a
         group, (8 persons)  (7)               700,467.50          31.2%

   *     Less than 1%


    (1) Beneficial ownership includes voting power and investment power with respect to shares and includes shares issuable upon the exercise of outstanding stock options and warrants.


    (2) The business address for these individuals is 2730 NW 31st Avenue, Portland, Oregon 97210.

    (3) Includes 22,860 shares owned individually by Mr. Robert M. MacTarnahan, 73,335 shares held by Black Lake Investments, 120,000 shares held by Harmer Mill & Logging Supply Co., and 30,000 shares held by Harco Products, Inc., each of which is controlled by Mr. and Mrs. Robert M. MacTarnahan and Mr. R. Scott MacTarnahan, 43,848.75 shares which may be purchased for $3.3333 per share upon exercise of a warrant held by MacTarnahan Limited Partnership, whose general partner is Harmer Mill & Logging Supply Co. and whose limited partners are Mr. Robert M. MacTarnahan and Mrs. Ruth MacTarnahan, and 6,000 shares which may be purchased for $5.3333 per share upon exercise of a non-qualified stock option held by Mr. Robert M. MacTarnahan. The non-qualified options are immediately exercisable but are subject to repurchase at the underlying exercise price by the Company if the optionee ceases to provide service (as defined in the Company's 1994 Nonqualified Stock Option Plan) to the Company during a three-year period following the date of grant. The repurchase right expires as to one-third of the nonqualified options shares on each anniversary of the date of grant. As of March 31, 1997, options to purchase 2,000 shares of the Company's Common Stock are subject to repurchase. The repurchase rights expire in August 1997.

    (4) Includes 73,335 shares held by Black Lake Investments, 120,000 shares held by Harmer Mill & Logging Supply, Co., and 30,000 shares held by Harco Products, Inc., each of which is controlled by Mr. Robert M. MacTarnahan and Mr. R. Scott MacTarnahan, 600 shares held by Mr. R. Scott MacTarnahan's spouse, 43,848.75 shares which may be purchased for $3.3333 per share upon exercise of a warrant held by MacTarnahan Limited Partnership, whose general partner is Harmer Mill & Logging Supply Co. and whose limited partners are Mr. Robert M. MacTarnahan and Mrs. Ruth MacTarnahan and, 6,000 shares which may be purchased for $5.3333 per share upon exercise of a non-qualified stock option held by Mr. R. Scott MacTarnahan. The non-qualified options are immediately exercisable but are subject to repurchase at the underlying exercise price by the Company if the optionee ceases to provide service (as defined in the Company's 1994 Nonqualified Stock Option Plan) to the Company during a three-year period following the date of grant. The repurchase right expires as to one-third of the nonqualified options shares on each anniversary of the date of grant. As of March 31, 1997, options to purchase 2,000 shares of the Company's Common Stock are subject to repurchase. The repurchase rights expire in August 1997.

    (5) Includes 180,300 shares held by Electra Partners, Inc., an entity controlled by Mr. Adams, 21,030 shares held by Mr. Adams as Trustee of the Charles A. Adams Family Trust, 525 shares held by Mr. Adams' daughter and 525 shares held by Mr. Adams' son, 43,848.75 shares which may be purchased for $3.3333 upon exercise of a warrant held by Electra Partners, Inc. and 36,000 shares which may be purchased for $5.8666 per share upon exercise of an incentive stock option held by Mr. Adams.

    (6) Includes 12,000 and 6,000 shares which may be purchased for $5.3333 and $7.00 per share, respectively, upon exercise of incentive stock options held by Mr. James.

    (7) Includes 83,000 shares which may be purchased for prices ranging from $3.333 to $7.00 per share, upon exercise of stock options held by all Directors and officers, as a group. Includes 43,848.75 shares which may be purchased for $3.3333 per share upon exercise of a warrant held by MacTarnahan Limited Partnership and 43,848.75 shares which may be purchased for $3.3333 upon exercise of a warrant held by Electra Partners, Inc.

                             OPTIONS, WARRANTS AND RIGHTS

    The following table sets forth certain information regarding outstanding options and warrants to purchase shares of Common Stock of the Company as of March 31, 1997 as to (i) each person who is known by the Company to own beneficially 10% or more of the outstanding shares of the Company's Common Stock, (ii) each of the three most highly compensated officers and (iii) all Directors and officers as a group.


                                  NUMBER OF SHARES OF COMMON
                                  STOCK CALLED FOR BY OPTIONS
   NAME OF  HOLDER                        AND WARRANTS                EXERCISE PRICE          DATE OF EXERCISE
   ---------------                        ------------                --------------          ----------------

MacTarnahan Limited
Partnership (1)                            43,848.75                     $3.333                    (2)
Electra Partners, Inc. (1)                 43,848.75                     $3.333                    (2)
Robert M. MacTarnahan                       6,000                        $5.333                    (2)(6)
R. Scott MacTarnahan                        6,000                        $5.333                    (2)(6)
Charles A. (Tony) Adams                    36,000                        $5.866                    (3)
Glenmore James                             18,000                     $5.333-$7.00                 (4)

All Directors and officers as
a group, (8 persons)                      170,697.5                   $3.333-$7.00                 (5)(6)




    (1) MacTarnahan Limited Partnership is an entity whose general partner is Harmer Mill & Logging Supply Co. and whose limited partners are Robert
         M. MacTarnahan and Ruth MacTarnahan. Electra Partners, Inc. is an entity controlled by Mr. Adams.

    (2)  Options and Warrants are currently exercisable.

    (3) As of March 31, 1997, options to purchase 20,250 shares of Common Stock were exercisable. Options to purchase the remaining 15,750 shares of Common Stock become exercisable quarterly, and will be fully exercisable in November 1998.

    (4) As of March 31, 1997, options to purchase 6,600 shares of Common Stock were exercisable. Options to purchase the remaining 11,400 shares of Common Stock become exercisable quarterly, and will be fully exercisable as follows: 6,600 shares in November 1999, and 4,800 shares in January 2001.

    (5) As of March 31, 1997, options to purchase 49,450 shares of Common Stock were exercisable. Options to purchase the remaining 33,550 shares of Common Stock become exercisable quarterly, and will be fully exercisable at various dates from July 1998 through January 2001. As of March 31, 1997, warrants to purchase 87,697.5 shares of Common Stock were exercisable.

    (6) Options to purchase shares of Common Stock granted under the Company's 1994 Nonqualified Stock Option Plan are immediately exercisable but are subject to repurchase at the underlying exercise price by the Company if the optionee ceases to provide service (as defined in the Company's 1994 Nonqualified Stock Option Plan) to the Company during a three-year period following the date of grant. The repurchase right expires as to one-third of the nonqualified option shares on each anniversary of the date of grant. As of March 31, 1997 options to purchase 7,000 shares of the Company's are subject to repurchase. The repurchase rights expire in August 1997.

                                      MANAGEMENT

EXECUTIVE OFFICERS

    Information with respect to the Company's current executive officers is set forth below. Officers of the Company are elected by the Board of Directors and hold office until their successors are elected and qualified.


    NAME                        AGE      CURRENT POSITION(S) WITH COMPANY
    ----                        ---      --------------------------------
    Charles A. (Tony) Adams     50     Chairman of the Board, President
    Frederick L. Bowman         52     Vice President
    Glenmore James              42     Vice President, Chief Financial Officer,
                                         Chief Operating Officer, Treasurer and
                                         Secretary

    For information on the business background of Mr. Adams, see "Nominees for Director" above.

    FREDERICK L. BOWMAN. Mr. Bowman is a founder of the Company and has been Vice President since February 1992. Mr. Bowman serves as corporate liaison to the beer industry and assists in marketing efforts including public relations and the Company's distributor support program. Mr. Bowman designed the Company's original products and brewery. Previous to founding Portland Brewing Company, Mr. Bowman was involved in the wholesale automotive industry as both a technician and a district service manager. Mr. Bowman has attended Portland State University, University of Oregon and Oregon State University. In addition, Mr. Bowman attended the Brewing Microbiology and Microscopy course at the Siebel Institute in 1988.

    GLENMORE JAMES. Mr. James has been Vice President, Chief Financial Officer and Treasurer since June 1994, Chief Operating Officer since March 1996, and Secretary since September 1996. He joined the Company full-time in April 1994. Prior to that, Mr. James acted as a consultant to the Company. Mr. James is responsible for the financial and operations departments of the Company. Mr. James has worked for fifteen years in the Portland area business community, initially in financial accounting management positions in various manufacturing and distribution companies and more recently as an independent business consultant. Mr. James received his ICSA certification in 1976 from Mid-Essex Technical College, England.


SIGNIFICANT EMPLOYEES

 The names, ages and positions of the Company's significant employees are as follows:


    NAME                        AGE    CURRENT POSITION WITH COMPANY
    ----                        ---    -----------------------------
    Alan Kornhauser             46     Brewmaster

     ALAN KORNHAUSER. Mr. Kornhauser joined the Company in December 1995 as Brewmaster. He is responsible for the entire brewing process, from raw materials to the finished product. Prior to joining the Company, Mr. Kornhauser was Brewmaster for G. Heileman Brewing Company of Milwaukee, Wisconsin and he also spent 18 years with Anchor Brewing Company in San Francisco, California. Mr. Kornhauser has a B.A. degree from Beloit College and has done post graduate work in Chemistry at the University of Rhode Island.

                                EXECUTIVE COMPENSATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table and notes set forth information regarding all cash compensation paid by the Company during the year ended December 31, 1996, to each of the three most highly compensated officers and all officers as a group.


                                                                  AGGREGATE
NAME OR NUMBER IN GROUP    CAPACITIES IN WHICH SERVED          COMPENSATION (1)
-----------------------    --------------------------          ----------------

Charles A. (Tony) Adams   Chairman of the Board, President       $  86,204
Glenmore James            Vice President, Chief Financial
                           Officer, Chief Operating Officer,
                           Treasurer and Secretary                  86,535
G. Eugene Clark           Vice President, Sales and Marketing       98,562

All officers as a group (4 persons)                                323,267


     (1) Included in 1996 aggregate compensation amounts are matching amounts contributed to the Company's 401k Plan of $1,912, and $1,460, for Messrs. Adams and James respectively. As of January 1, 1997, Mr. Clark was no longer employed by the Company.

     INCENTIVE STOCK OPTION PLAN. In October 1992, the shareholders of the Company approved the Company's 1992 Incentive Stock Option Plan ("ISOP"). The ISOP is administered by a disinterested committee of the Board of Directors (the Administrative Committee of the 1992 Incentive Stock Option Plan) and provides for grants to officers and employees of options to acquire up to 163,500 shares of the Company's Common Stock, subject to the limitations set forth in the ISOP. Pursuant to the ISOP, the Board of Directors has the authority to set the terms and conditions of the options granted, including the option exercise price which must be a price equal to at least 100% of the fair market value of the subject shares of Common Stock at the time the option is granted. As of March 31, 1997, options covering 141,500 shares of the Company's Common Stock were outstanding under the ISOP.

     RESTATED CASH INCENTIVE PLAN. The Company may award its officers and employees under its Restated Cash Incentive Plan bonuses in an amount up to 10 percent (10%) of net operating profits before taxes. Awards under the plan will be allocated among the officers and employees in accordance with the provisions of the plan at the discretion of the Board of Directors. No amounts were awarded in 1996 under the Restated Cash Incentive Plan.

     NON-QUALIFIED STOCK OPTION PLAN. In August 1994, the Board of Directors adopted the 1994 Non-Qualified Stock Option Plan ("NQSOP"). The NQSOP is administered by the Board of Directors and provides for grants to officers, employees, directors and consultants of options to acquire up to 45,000 shares of the Company's Common Stock at an exercise price of at least 85% of the fair market value of the subject shares of Common Stock at the time the option is granted. As of March 31, 1997, options covering 21,000 shares of the Company's Common Stock are outstanding under the NQSOP.

DIRECTOR COMPENSATION

     Directors receive no cash compensation for serving on the Board of Directors. Each Director, with the exception of Mr. Adams, has been granted options under the Company's Non-Qualified Stock Option Plan ("NQSOP"). As of March 31, 1997, options to purchase 21,000 shares of the Company's Common Stock at $5.3333 per share have been granted to Directors under the NQSOP.

     In March 1996, the Company entered into a Memorandum of Agreement with one of its Directors, Simon Ostler, under which Mr. Ostler provided consulting services in connection with the expansion of the Company's Flanders Street Pub, in Portland, Oregon. Mr. Ostler operates a separate consulting business, is the owner of a restaurant in a different geographic market and has substantial experience in the restaurant industry. Mr. Ostler's services included consulting as to the scope of the project, design, menu, layout, interior design and theme, in return for which Mr. Ostler was paid $13,300. The Company believes that the terms and conditions of the Memorandum of Agreement with Mr. Ostler were fair and reasonable and are no less favorable to the Company than could have been obtained from unaffiliated parties.



                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


LEASE AGREEMENT WITH PORTLAND BREWING BUILDING, LLC

     In November 1992, the Company executed a triple net, 15 year lease (with three five-year renewal options) with Portland Brewing Building Partners ("Brewing Partners"), which developed the Company's new brewery at 2730 NW 31st Avenue in Portland. Brewing Partners was an equal 50/50 partnership of Electra Partners, Inc. ("Electra"), a company controlled by Mr. Adams, and Harmer Mill & Logging Supply Co. ("Harmer"), a company controlled by Mr. and Mrs. Robert M. MacTarnahan. In 1994 and 1995, Harmer assigned its partnership interest to MacTarnahan Limited Partnership ("MLP"), whose general partner is Harmer and whose limited partners are Robert M. MacTarnahan and Ruth MacTarnahan. In 1995, Brewing Partners was dissolved and its assets, including the new brewery, were distributed to Electra and MLP, its two partners, in equal 50/50 shares. Immediately thereafter, Electra sold 24.8396 percent of the new brewery property to L & L Land Co., a general partnership consisting of Howard M. Wall, a director of the Company, and his wife, Patricia Wall; Electra retained its other
25.1604 percent interest in the new brewery property. Immediately following this conveyance, the three owners of the property (MLP, Electra and L & L Land Co.) contributed their collective 100 percent interest in the new brewery property to a new limited liability company called Portland Brewing Building, L.L.C., with each contributor receiving an interest in Portland Brewing Building, L.L.C. in the same percentage as its previous ownership of the new brewery property (a 50 percent interest for MLP, a 25.1604 interest for Electra, and a 24.8396 percent interest for L & L Land Co.)

     Monthly lease payments, which began June 15, 1993, are currently $22,060 plus property taxes, insurance and maintenance, with lease payments to be adjusted at the beginning of the sixth and eleventh years to reflect the greater of changes in the Consumer Price Index or 95% of fair market rental value. The Company believes that the terms and conditions of its lease, as amended, are fair and reasonable and are no less favorable to the Company than could be obtained from unaffiliated parties. In connection with the original negotiation of the lease in 1992 and as an inducement to provide lease financing of approximately $900,000 of special purpose tenant improvements, the Company granted Brewing Partners a warrant to purchase 87,697.5 shares of Common Stock. On December 28, 1995, the warrant was divided equally between MacTarnahan Limited Partnership and Electra Partners, Inc. The warrants are exercisable at any time through December 31, 2002, at an exercise price of $3.333 per share.


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LEASE AGREEMENT WITH L & L LAND CO.

     In January 1995, the Company entered into a sublease of approximately 10,025 square feet of space (the "sublease") located in the building commonly known as 2750 N.W. 31st Avenue, Portland, Oregon (the "Adjacent Building"). The Adjacent Building was owned by an unrelated third party and was leased to Power Transmission Products, Inc., who executed the sublease in favor of the Company. The Adjacent Building includes a total of approximately 23,000 square feet of improved space. The term of the sublease expires March 31, 1999.

     In December 1995, L & L Land Co. (also appearing of record as L & L Land) acquired the Adjacent Building. L & L Land Co. is a general partnership between Howard M. Wall, a director of the Company, and his wife, Patricia Wall. In acquiring the Adjacent Building, L & L Land Co. also became the landlord under the lease to Power Transmission Products, Inc.

     Contemporaneously with the acquisition of the Adjacent Building, L & L Land Co. executed an agreement with the Company dated December 28, 1995, entitled Option to Purchase and Agreement and Option to Lease (the "Option Agreement") pursuant to which (a) L & L Land Co. granted to the Company the exclusive and irrevocable right and option to acquire the Adjacent Building, at the election of the Company to be exercised by written notice of election given no later than December 31, 1998, in which event the Company would acquire the Adjacent Building from L & L Land Co. for a total purchase price of $1,100,000 (the amount paid by L & L Land Co. to acquire the Adjacent Building), plus the amount, up to $200,000, paid by L & L Land Co. for the improvements described below, (b) L & L Land Co. granted to the Company the right and option to lease the entirety of the Adjacent Building if the Company so elects by written notice given no later than the later of the Company receiving written confirmation that Power Transmission Products, Inc. has vacated the Adjacent Building and that L & L Land Co. has the legal ability to lease the entirety of the Adjacent Building to the Company or September 30, 1998, in which event the Adjacent Building would be leased to the Company for a 10-year term at a rent of $10,833 per month for the first five years and at a fair market rental value rate for the remaining five years, and (c) the Company agrees to lease the entirety of the Adjacent Building through March 31, 1999 in the event the Power Transmission Products, Inc. lease is terminated and Power Transmission Products, Inc. vacates the Adjacent Building prior to March 31, 1999.

     As consideration for the Option Agreement, the Company agreed to pay L & L Land Co. monthly in arrears an amount equal to interest which would accrue at the annual rate of 10% on the sum expended by L & L Land Co. for the improvements described below, up to a maximum expenditure of $200,000, with such amount to commence to accrue upon final completion of the improvements and to cease upon the earlier of acquisition of the Adjacent Building by the Company, execution of a direct lease by the Company for the entire Adjacent Building, the termination of the Option Agreement, or March 31, 1999, whichever is the earliest of such dates.

     L & L Land Co. agreed, in the Option Agreement, to construct certain improvements (consisting of a shipping dock) to the Adjacent Building. In 1996, the Company and L & L Land Co. paid approximately $400,000, split equally, for the construction of the shipping dock.

LICENSE AGREEMENT WITH ROBERT M. MACTARNAHAN

     In July 1994, the Company entered into a License Agreement ("License Agreement") with Robert M. MacTarnahan, a director of the Company, and Harmer Mill & Logging Supply Co., a company controlled by Mr. and Mrs. Robert M. MacTarnahan. Pursuant to the License Agreement, (i) Mr. MacTarnahan confirms to the Company the right to use his surname and its variation "McTarnahan" as a Company trademark, and (ii) the Company has been granted an exclusive worldwide license to use Mr. MacTarnahan's likeness, image and other personal attributes to promote the sale of the Company's products, merchandise, and related materials. The license expires on December 31, 2093. In consideration of the license grant, the Company must pay a royalty of $1.00 per barrel of MacTarnahan's Ale sold by the Company for the term of the license. The Company has the right to terminate the Agreement on 30-days' written notice. The license shall also terminate (a) if, in any


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

subsequent year after Dilution (as defined below), the Company or its successors fails to sell a volume of products equal to or greater than 20% of the average annual value of sales of products in the prior five (5) years, or (b) if the Company or its successors fail to make any sales of MacTarnahan's Ale for a period of twelve months. The term "Dilution" means the occurrence of any of the following: (i) MacTarnahan, his affiliates, Charles A. (Tony) Adams, Mr. Adams' affiliates, and Portland Brewing Building Partners, L.L.C., collectively, cease to own at least ten percent (10%) of the common stock of the Company (or any successor), including the shares that could be purchased by any of the foregoing upon exercise of all outstanding warrants or options granting rights to purchase Company stock; (ii) the Company sells substantially all of its assets; or (iii) the Company sells or assigns its right, title and interest to the brands "MacTarnahan's Ale," "MacTarnahan's Scottish Ale," any other version of the MacTarnahan name used as a brand name and/or the License Agreement. In the event the license is terminated or terminates, the Company must assign its rights to the trademark "MacTarnahan" and the above variations to Mr. MacTarnahan.

     Royalties paid under the License Agreement for 1996 and 1995 were $21,974 and $15,809, respectively, based on the sale of 21,974 and 15,809 barrels, respectively, of MacTarnahan's Ale during the same periods.


               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during 1996, all executive officers, Directors and greater than 10% shareholders complied with all applicable filing requirements.


                    SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholder proposals intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company at its principal office no later than January 12, 1998, in order that they may be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting.


                                    OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend or proxy holders determine.


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

                                 COST OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by Chase Mellon Shareholder Services, at an approximate cost of $1,000, or by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.


                                ADDITIONAL INFORMATION

     A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1996 accompanies this Proxy Statement. The Company will provide, without charge on the written request of any beneficial owner of shares of the Company's Common Stock entitled to vote at the Annual Meeting, a copy of the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission for the year ended December 31, 1996. Written requests should be mailed to the Secretary, Portland Brewing Company, 2730 NW 31st Avenue, Portland, Oregon, 97210.







                                   By Order of the Board of Directors


                                   Glenmore James
                                   VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
                                   CHIEF OPERATING OFFICER, TREASURER, AND
                                   SECRETARY

Dated:  May 12, 1997



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